EXHIBIT 99.3

RIVERSTONE NETWORKS APPOINTS MICHAEL P. RESSNER TO BOARD OF DIRECTORS

SANTA CLARA, Calif., November 5, 2003—Riverstone Networks today announced that Michael P. Ressner has been appointed to the company’s board of directors. Ressner, an executive with over 20 years experience in the telecommunications industry, has held a number of senior financial management positions with networking, telecommunications and technology companies.

“Michael not only has significant strategic leadership, financial reporting, corporate governance and business management experience, but he also possesses a deep understanding of the technology and competitive aspects of this industry,” President and Chief Executive Officer Oscar Rodriguez said. “Riverstone expects to benefit from his knowledge and guidance as a financial and business strategist. We look forward to his joining our Board of Directors as we continue to strengthen our corporate leadership and help evolve the strategy for the company.”

Mr. Ressner currently holds several board positions with companies such as Entrust, WilTel Communications and Arsenal Digital Solutions. He is also a venture advisor with the Southeast Interactive Technology Fund, Research Triangle Park, NC, which focuses on emerging technology companies, including those in the data storage, wireless communications, imaging and semiconductor sectors.

Mr. Ressner’s senior management experience includes a 22-year tenure at Nortel Networks, where he held the positions of Vice President and General Manager, Vice President of Finance and CFO, in Raleigh, NC and Santa Clara, CA.

“The networking and telecommunications industries have evolved tremendously in recent years and are now more dynamic and segmented than at any time in history,” Ressner said. “In response, Riverstone’s new management team is formulating a strategy to align the company’s core competencies and technological leadership with the most appropriate segments of this new market. I look forward to assisting Oscar and his team in defining and implementing a plan to bring greater value to both customers and shareholders.”

Mr. Ressner, who lives Raleigh, NC, is an Adjunct Professor of Finance and Accounting at North Carolina State University’s College of Management.

Riverstone Networks

Riverstone Networks, Inc. (RSTN.PK) provides carrier class switches and routers for mission critical networks. From the metropolitan edge to the campus network, Riverstone’s advanced technology delivers the control and reliability carriers, government organizations, educational institutions and large corporations require. Worldwide, operators of mission critical networks trust Riverstone. For more information, please visit www.riverstonenet.com.

Except for the historical information contained herein, the matters set forth in this press release, including expectations regarding the company’s strategy, prospects and future results, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the results and effect of the ongoing accounting practices review, changes in scope and nature of, and the outcome of, the Securities and Exchange Commission’s investigation regarding the company’s accounting practices, the ability of the company to file its Form 10-K and Form 10-Qs, whether the company’s outstanding convertible notes would be subject to accelerated repayment under the terms of the indenture governing the notes and the impact of any such repayment on the company or its business, the impact of any restatement on the company’s financial results, and the risks detailed from time to time in the company’s SEC reports, including its quarterly report on Form 10-Q for the period ended November 30, 2002 and amended current report on Form 8-K/A dated August 26, 2003. The company disclaims any intent or obligation to update or revise these forward-looking statements.

Riverstone Networks is a registered trademark of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.